UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under § 240.14a-12

SURGE COMPONENTS, INC.

(Name of Registrant as Specified In Its Charter)

Bradley P. Rexroad
Michael D. Tofias

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The Concerned Stockholders of Surge Components, Inc. posted the following to http://www.concernedsurgestockholders.com today:

CONCERNED STOCKHOLDERS OF SURGE COMPONENTS, INC.

We are significant stockholders of Surge Components, Inc. (SPRS).

We believe that Surge’s poor governance and history of underperformance call for directors with the fresh perspectives and sense of urgency necessary to unlock the company’s full potential.

If you are a fellow stockholder, please contact:

Mike and Brad at 1-507-867-8743 or e-mail us at concernedsurgestockholders@gmail.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Bradley P. Rexroad and Michael D. Tofias (the “Concerned Stockholders”) are participants in the solicitation of proxies from stockholders of Surge Components, Inc. (“Company”) in connection with Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The Concerned Stockholders intend to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with their solicitation of proxies for the Annual Meeting.

Mr. Rexroad is the beneficial owner of approximately 6.6% of Company’s common stock. Mr. Tofias is the beneficial owner of approximately 15.5% of Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed by the Concerned Stockholders with the SEC in connection with the Annual Meeting.

Promptly after filing their definitive Proxy Statement with the SEC, the Concerned Stockholders intend to mail the definitive Proxy Statement and a WHITE proxy card to stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE CONCERNED STOCKHOLDERS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Concerned

Stockholders’ preliminary Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Concerned Stockholders with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of the Concerned Stockholders’ definitive Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by the Concerned Stockholders with the SEC in connection with the Annual Meeting will also be available, free of charge, by contacting the Concerned Stockholders as set forth above.